EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Lantern Pharma Inc. on Form S-3 (No. 333-257643) of our report dated March 10, 2022, on our audit of the consolidated financial statements as of December 31, 2021 and 2020 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 10, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

March 10, 2022